UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on May 13, 2024

The Notice of Special Meeting and the Proxy Statement

are available at:

https://ir.wisatechnologies.com/sec-filings

WiSA Technologies, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2024

To the Stockholders of WiSA Technologies, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (“Special Meeting”) of WiSA Technologies, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), will be held on May 13, 2024 at 1:00 p.m., Pacific Time, at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 for the following purposes:

1.	To authorize the Company’s board of directors (the “Board”) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by a ratio in the range of one-for-five to one-for-one hundred and fifty, to be determined in the Board’s sole discretion, at any time after approval of such amendment and no later than the one year anniversary of such approval (the “Reverse Stock Split Proposal”);

2.	To approve an amendment to the Certificate of Incorporation to permit the Board to amend the Company’s bylaws (the “Bylaws Amendment Proposal”);

3.	To approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the common stock purchase warrants, dated February 13, 2024 (as amended, the “February 2024 Warrants”) issued to the holders of such warrants (the “First Nasdaq Proposal”);

4.	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the common stock purchase warrants, dated March 27, 2024 (the “March 2024 Warrants”), issued to the holders of such warrants (the “Second Nasdaq Proposal”); and

5.	To consider and act upon such other business as may properly come before the Special Meeting or any adjournment thereof.

Each of the foregoing proposals is more fully described in the proxy statement that is attached and made a part of this notice of Special Meeting (the “Proxy Statement”). Only stockholders of record of shares of Common Stock at the close of business on March 27, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

All stockholders who are record or beneficial owners of shares of Common Stock as of the Record Date are cordially invited to attend the Special Meeting in person. Your vote is important regardless of the number of shares of Common Stock that you own. When you arrive at the Special Meeting, you must present photo identification, such as a driver’s license. Beneficial owners of shares of Common Stock also must provide evidence of their holdings of such shares as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Special Meeting, it is important that your shares of Common Stock be represented and voted during the Special Meeting. We urge you to promptly complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the Special Meeting if you would check the box on the form of proxy if you plan on attending the Special Meeting. You may also vote by proxy (i) via the Internet or (ii) by telephone using the instructions provided in the enclosed proxy card. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock on the Record Date will be disregarded.

Beaverton, Oregon	By Order of the Board of Directors,

April 17, 2024	/s/ Brett Moyer
Brett Moyer
Chairman, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY VOTE VIA INTERNET OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), WiSA Technologies, Inc., a Delaware corporation, is referred to as “WiSA,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Special Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Special Meeting of Stockholders (the “Special Meeting”) to be held at 1:00 p.m., Pacific Time, on May 13, 2024 at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, and at any adjournment thereof. Your vote is very important. For this reason, the Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), to be represented at the Special Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about April 18, 2024.

Only stockholders of record of our shares of Common Stock as of the close of business on March 27, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. Unless otherwise indicated, information relating to our stock price and number of shares of our Common Stock reflects our one-for-one hundred fifty (150) reverse stock split effective on April 12, 2024, where each fractional share resulting from such reverse stock split held by a stockholder was rounded up to the next whole share, which information is approximate only and does not give effect to any adjustment of share numbers pursuant to the terms of applicable securities and/or agreements. As of the Record Date, 1,672,938 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one (1) vote per share of Common Stock held by them. Stockholders may vote in person or by proxy, by (i) using the instructions provided in the enclosed proxy card to vote online via the Internet or by telephone or (ii) completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope; however, granting a proxy does not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Special Meeting and voting in person.

Brett Moyer is named as attorney-in-fact in the proxy. Mr. Moyer is our Chairman of the Board, President and Chief Executive Officer. Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Special Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by the Board on all matters, and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote before the Special Meeting.

The stockholders will consider and vote upon (i) a proposal to authorize the Board to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of Common Stock, by a ratio in the range of one-for-five to one-for-one hundred and fifty, to be determined in the Board’s sole discretion, at any time after approval of such amendment and no later than the one year anniversary of such approval (the “Reverse Stock Split Proposal” or “Proposal No. 1”); (ii) a proposal to approve an amendment to the Certificate of Incorporation to permit the Board to amend the Company’s bylaws (the “Bylaws Amendment Proposal” or “Proposal No. 2”); (iii) a proposal to approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the common stock purchase warrants, dated February 13, 2024 (as amended, the “February 2024 Warrants”), issued to the holders of such warrants (the “First Nasdaq Proposal” or “Proposal No. 3”); and (iv) a proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the common stock purchase warrants, dated March 27, 2024 (the “March 2024 Warrants”), issued to the holders of such warrants (the “Second Nasdaq Proposal” or “Proposal No. 4”).

Voting Procedures and Vote Required

Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Your shares will be counted for purposes of determining if there is a quorum if (i) you are entitled to vote and you are present in person at the Special Meeting; or (ii) you are entitled to vote and you have properly voted by proxy online, by telephone, or by submitting a proxy card by mail. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Special Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting as specified in such proxies.

Vote Required for Authorization of the Board to Amend the Certificate of Incorporation to Effect the Reverse Stock Split (Proposal No. 1): Under Delaware law, this proposal requires the affirmative vote of a majority of votes cast at the Special Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Vote Required for Approval of Amendment to the Certificate of Incorporation to Permit the Board to Amend Our Bylaws (Proposal No. 2): Delaware law provides that the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter is required to give effect to the amendment to the Certificate of Incorporation permitting the Board to amend our Bylaws. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon Exercise of the February 2024 Warrants (Proposal No. 3): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and voting on the matter, will be required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon Exercise of the March 2024 Warrants (Proposal No. 4): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and voting on the matter, will be required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals.

The following proposals are “non-routine” and thus a broker discretionary vote is not allowed:

Proposal No. 2, “Approval of an amendment to the Certificate of Incorporation to permit the Board to amend the Bylaws.”

Proposal No. 3, “Approval of the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the February 2024 Warrants.”

Proposal No. 4, “Approval of the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the March 2024 Warrants.”

The following proposal is “routine” and thus a broker discretionary vote is allowed:

Proposal No. 1, “Authorization of the Board to amend the Certificate of Incorporation to effect the Reverse Stock Split.”

Abstentions are counted as “shares present” at the Special Meeting for purposes of determining the presence of a quorum. Abstentions only have an effect on the outcome of any matter being voted on that requires a certain level of approval based on our total voting stock outstanding. Thus, abstentions by holders of Common Stock will have no effect on any of the proposals except for Proposal No. 2, in which case, abstentions by holders of Common Stock are counted as a vote against such proposal.

Votes at the Special Meeting will be tabulated by one or more inspectors of election.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Special Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Special Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Special Meeting or other corporate materials to a stockholder at a shared address to which a single copy of the Special Meeting materials was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Special Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Special Meeting materials to the Company at Corporate Secretary, 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, telephone: (408) 627-4716.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 27, 2024, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 1,672,938 shares of Common Stock outstanding as of March 27, 2024. The percentage ownership information shown in the table excludes (i) 1,892,571 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants, (ii) pre-funded warrants to purchase up to 93,343 shares of Common Stock, (iii) 14 restricted stock units (“RSUs”) that have been issued but have not vested and (iv) up to an aggregate of 2,813 shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock (which shares of Series B Preferred Stock assume the exercise of all 1,750 Series B Preferred Stock purchase warrants), in each case as of March 27, 2024. The exercise prices of certain warrants described in clause (i) in the previous sentence may be adjusted purusnat to the terms of such warrants as a result of our April 12, 2024 reverse stock split, and the applicable time periods to determine the extent of such adjustments, if any, have not ended as of the date of this proxy statement.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (“SEC”) and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of March 27, 2024. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of March 27, 2024 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table is c/o WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

Name of Beneficial	Common Stock
Owner(1)	Shares	Percentage
5% or greater stockholders
Joseph Reda(2)	167,167	9.99%
Entities affiliated with Anson Investments Master Fund LP(3)	145,385	8.70%
Directors and executive officers
Brett Moyer(4)	497	*
Gary Williams(5)	327	*
George Oliva(14)	–	–
Lisa Cummins(6)	76	*
Dr. Jeffrey M. Gilbert(7)	76	*
David Howitt(8)	75	*
Helge Kristensen(9)	77	*
Sriram Peruvemba(10)	76	*
Robert Tobias(11)	76	*
Wendy Wilson(12)	75	*
All directors and executive officers as a group (nine individuals)(13)	1,355	*

* Less than 1%

(1)	Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them. The table above does not reflect any shares of Series B Preferred Stock. Series B Preferred Stock does not have voting rights. No person or entity named in the table above owns any shares of Series B Preferred Stock or Series B Preferred Stock purchase warrants. All of the warrants held by holders of 5% or more of outstanding shares of Common Stock contain certain beneficial ownership limitations, which provide that a holder of the warrants may not exercise any portion of its warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%), of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to us, a holder may increase such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. As a result, the number of shares of Common Stock reflected in this table as beneficially owned by each such 5% or greater stockholder includes (i) any outstanding shares of Common Stock held by such stockholder and (ii) if any, warrants exercisable for shares of Common Stock that may be held by such stockholder, in each case which such stockholder has the right to acquire as of March 27, 2024 and without it or any of its affiliates beneficially owning more than 4.99% or 9.99%, as applicable, of the number of outstanding shares of Common Stock as of March 27, 2024.

(2)	Shares of Common Stock beneficially owned include 167,167 shares of common stock. Shares of Common Stock beneficially owned exclude (i) up to 3,226 shares of Common Stock issuable upon exercise of outstanding pre-funded warrants issued in March 2024, (ii) up to 170,393 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in March 2024, (iii) up to 153,840 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in February 2024, (iv) up to 54,374 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in January 2024, and (v) up to 64,304 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in December 2023. The principal business address of Mr. Reda is 1 Wolfs Lane, Suite 316, Pelham, NY 10803.

(3)	Shares of Common Stock beneficially owned (A) in the case of Anson Investments Master Fund LP, consist of (a) 113,726 shares of common stock and (b) up to 2,581 shares of Common Stock issuable upon exercise of outstanding pre-funded warrants issued in March 2024, and exclude (i) up to 136,314 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in March 2024, (ii) up to 340,390 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in February 2024, (iii) up to 17,778 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in January 2024, and (iv) up to 71,139 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in December 2023; and (B) in the case of Anson East Master Fund LP, consist of (a) 28,432 shares of common stock and (b) up to 646 shares of Common Stock issuable upon exercise of outstanding pre-funded warrants issued in March 2024, and exclude (i) up to 34,079 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in March 2024, (ii) up to 85,098 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in February 2024, (iii) up to 4,445 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in January 2024, and (iv) up to 17,784 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants issued in December 2023. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP and Anson East Master Fund LP (collectively, “Anson”), hold voting and dispositive power over the securities held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	The number of shares of Common Stock beneficially owned includes (i) 7 restricted stock awards (“RSAs”) granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from March 15, 2024 to September 15, 2025, on each March 15th, June 15th, September 15th and December 15th, so long as Mr. Moyer remains in the service of the Company on each such date; (ii) 3 RSAs granted under the Company’s LTIP, which are scheduled to vest in equal installments on the second and third anniversaries of September 19, 2022, as long as Mr. Moyer remains in service of the Company on each such anniversary; and (iii) 417 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on May 15, 2024 and every six (6) months thereafter until May 15, 2026, so long as Mr. Moyer remains in the service of the Company on each such date.

(5)	The number of shares of Common Stock beneficially owned includes (i) 2 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from March 15, 2024 to September 15, 2025, on each March 15th, June 15th, September 15th and December 15th, so long as Mr. Williams remains in the service of the Company on each such date; and (ii) 289 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on May 15, 2024 and every six (6) months thereafter until May 15, 2026, so long as Mr. Williams remains in the service of the Company on each such date.

(6)	The number of shares of Common Stock beneficially owned includes (i) 1 RSA granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Cummins remains in the service of the Company on each such date; and (ii) 62 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Cummins remains in the service of the Company on each such date.

(7)	The number of shares of Common Stock beneficially owned includes (i) 1 RSA granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Dr. Gilbert remains in the service of the Company on each such date; and (ii) 62 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Dr. Gilbert remains in the service of the Company on each such date.

(8)	The number of shares of Common Stock beneficially owned includes (i) 1 RSA granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Howitt remains in the service of the Company on each such date; and (ii) 62 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Howitt remains in the service of the Company on each such date.

(9)	The number of shares of Common Stock beneficially owned includes (i) 1 RSA granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Kristensen remains in the service of the Company on each such date; and (ii) 62 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Kristensen remains in the service of the Company on each such date.

(10)	The number of shares of Common Stock beneficially owned includes (i) 1 RSA granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Peruvemba remains in the service of the Company on each such date; and (ii) 62 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Peruvemba remains in the service of the Company on each such date.

(11)	The number of shares of Common Stock beneficially owned includes (i) 1 RSA granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Mr. Tobias remains in the service of the Company on each such date; and (ii) 62 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Mr. Tobias remains in the service of the Company on each such date.

(12)	The number of shares of Common Stock beneficially owned consists of (i) 1 RSA granted under the LTIP, which vest on the third anniversaries of May 15, 2021, so long as Ms. Wilson remains in the service of the Company on each such date; (ii) 1 RSA granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 15, 2023 to September 15, 2025, on each September 15th, December 15th, March 15th and June 15th, so long as Ms. Wilson remains in the service of the Company on each such date; and (iii) 62 RSAs granted under the 2018 LTIP, scheduled to vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026, so long as Ms. Wilson remains in the service of the Company on each such date.

(13)	See the information included in footnotes 2 through 12 above.

(14)	On July 11, 2023, George Oliva resigned as the Principal Financial Officer of the Company and assumed the role of the Senior Vice President of Finance and Strategic Operations of the Company. Mr. Oliva’s last day of employment with the Company was December 1, 2023.

THE REVERSE STOCK SPLIT PROPOSAL

(Proposal No. 1)

Summary

We are seeking stockholder approval of a proposal to authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all outstanding shares of Common Stock by a ratio in the range of one-for-five to one-for-one hundred and fifty, to be determined in the Board’s sole discretion, at any time after approval of such amendment and no later than the one year anniversary of such approval. The Board has unanimously approved this Proposal No. 1.

As previously disclosed, the Listing Qualifications Staff of Nasdaq has issued a notice to delist our shares of Common Stock from the Nasdaq Capital Market, and we timely requested an appeal of such notice to a hearing panel (the “Panel”). On March 28, 2024, the Panel held a hearing to discuss issues with respect to the continued listing of our shares of Common Stock on the Nasdaq Capital Market. On April 5, 2024, the Panel issued a decision granting our request for continued listing on the Nasdaq Capital Market, subject to us regaining compliance with (a) the Minimum Bid Price Requirement pursuant to Listing Rule 5550 (a)(2) by April 28, 2024, and (b) the Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1) by June 28, 2024.

During the hearing on March 28, 2024, the Panel highlighted concerns over the Company’s ability, on a go-forward basis and after giving effect to the then-planned (now effective) April 12, 2024 reverse stock split, to satisfy the requirement that our shares of Common Stock must have a minimum bid price of at least $1 per share (the “Minimum Bid Price Requirement”), including in the event the Company needs to raise additional financing to satisfy Nasdaq’s continued listing requirements. To address such concerns, we are asking our stockholders to approve this proposal in the event we need to effect a reverse stock split in the next 12 months to satisfy the Minimum Bid Price Requirement.

The exact ratio of the Reverse Stock Split will be set at a whole number within the range of one-for-five and one-for-one hundred and fifty as determined by the Board in its sole discretion. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining how to implement the Reverse Stock Split following the receipt of stockholder approval, the Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of shares of Common Stock;

•	the then prevailing trading price and trading volume of shares of Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for shares of Common Stock;

•	our ability to have shares of Common Stock remain listed on the Nasdaq Capital Market;

•	the number of shares of Common Stock needed to reserve for issuance upon exercise and conversion of all outstanding warrants and other convertible securities;

•	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

•	prevailing general market and economic conditions.

The Reverse Stock Split will become effective upon filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Common Stock immediately prior to the Reverse Stock Split to be combined into one share of Common Stock, within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of our shares of Common Stock will hold the same percentage of outstanding shares of Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

The form of the certificate of amendment to the Certificate of Incorporation, pursuant to which the Reverse Stock Split would be effected, in the event this Proposal No. 1 is approved by stockholders, is attached to this Proxy Statement as Appendix A. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

The Board believes that approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Requirement to Implement the Reverse Stock Split

If this Proposal No. 1 is approved, the Reverse Stock Split will be implemented, if at all, at the Board’s sole discretion and with an exchange ratio determined by the Board as described above. Such determination shall be based upon certain factors, including, but not limited to, the need to comply with the Minimum Bid Price Requirement, the historical trading price and trading volume of shares of Common Stock, the then prevailing trading price and trading volume of shares of Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for shares of Common Stock, our ability to have shares of Common Stock remain listed on the Nasdaq Capital Market, the number of authorized and unissued shares of Common Stock available, the anticipated impact of the Reverse Stock Split on our ability to raise additional financing, and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or not implement the Reverse Stock Split. If our stockholders approve this Proposal No. 1, we will communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Reverse Stock Split, including the specific ratio selected by the Board.

Effective Date

If this Proposal No. 1 is approved by our stockholders, the Board will have sole and absolute discretion to determine whether or not to implement the Reverse Stock Split, and if so, the ratio of the Reverse Stock Split to be implemented and the time and date of the filing of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split. If the Board determines to implement the Reverse Stock Split after receipt of stockholder approval, we will file the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on such date as the Board determines to be the appropriate effective date for the Reverse Stock Split. Unless the Board determines otherwise, the Reverse Stock Split will become effective, as of 5:00 p.m. Eastern Time on the date of filing of such certificate of amendment (the “Effective Date”). Except as explained below with respect to fractional shares, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock calculated in accordance with a split ratio of between 1-for 5 and 1-for-150, as selected by the Board and set forth in the certificate of amendment.

Purposes of the Reverse Stock Split

The primary purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split will be necessary to maintain the listing of shares of Common Stock on The Nasdaq Capital Market. The Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the Common Stock.

Maintain our listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. As described above, the Panel highlighted concerns over the Company’s ability to satisfy the Minimum Bid Price Requirement on a go-forward basis. The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market based on any failure to comply with the Minimum Bid Price Requirement. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets and the Pink Sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that, in the event the Minimum Bid Price Requirement is not met, the Reverse Stock Split is an effective means for us to comply with such requirement and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

Improve the marketability and liquidity of the Common Stock. If this Proposal No. 1 is approved by stockholders at the Special Meeting and the Reverse Stock Split is implemented, we also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Reverse Stock Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split.

For the above reasons, we believe that the Reverse Stock Split will help us comply with the Minimum Bid Price Requirement and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders.

Risks of the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of compliance with the Minimum Bid Price Requirement. The Board expects that the Reverse Stock Split, if approved and implemented, if the Board deems it necessary, will increase the market price of our Common Stock so that we are able to comply with the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common Stock. If this Proposal No. 1 is approved by the stockholders at the Special Meeting and the Reverse Stock Split is implemented, subject to the conditions set out in this Proposal No. 1, and thus amend the Certificate of Incorporation, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our equity incentive plans, and (ii) the number of shares of Common Stock issuable under, and the exercise prices of, our outstanding convertible and exercisable securities.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Reverse Stock Split would apply to all issued shares of our Common Stock, the Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of our outstanding securities immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of our outstanding securities immediately after the Reverse Stock Split. Moreover, the number of stockholders of record of shares of Common Stock will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself to solely effect the Reverse Stock Split would not change the number of authorized shares of Common Stock or the par value of the Common Stock. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Reverse Stock Split (other than pursuant to the terms of anti-dilution features in outstanding securities), these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

•	raising capital to fund our operations and to continue as a going concern;

•	establishing strategic relationships with other companies;

•	providing equity incentives to our employees, officers or directors; and

•	expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to comply with the Minimum Bid Price Requirement in the event such requirement is not satisfied.

Effect on Employee Plans, RSAs, RSUs and Convertible or Exchangeable Securities. Our equity incentive plans consist of (a) the 2018 Long-Term Stock Incentive Plan (the “LTIP”), (b) the 2020 Stock Incentive Plan (the “2020 Plan”), and (c) the Technical Team Retention Plan of 2022 (the “2022 Plan,” and collectively with the LTIP and the 2020 Plan, the “Plans”). Pursuant to the terms of the Plans, the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards (including RSAs and RSUs), and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock subject to RSAs and RSUs will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

The exercise price of each December 2023 Warrant (as defined below) and each January 2024 Warrant (as defined below) will be reset on April 22, 2024, the sixth (6th) trading day following April 12, 2024 (the effective date of our most recent reverse stock split) to the lower of (a) the exercise price of the December 2023 Warrants or the January 2024 Warrant, as applicable, then in effect after giving effect to such reverse stock split and (b) the lowest VWAP (as defined in the December 2023 Warrants or the January 2024 Warrants, as applicable) of the Common Stock in the five (5) trading days immediately prior to such date. Pursuant to the Warrant Amendment Agreement (as defined below), this reset right will be removed, effective following April 22, 2024, regardless of whether or not the exercise price is adjusted downwards on such date as a result of our April 12, 2024 reverse stock split. As used herein, (a) “December 2023 Warrants” means certain common stock purchase warrants, issued in connection with certain inducement agreements, dated December 5, 2023, by and between the Company and holders of such warrants, as amended by a certain warrant amendment agreement, dated as of February 5, 2024, and a certain warrant amendment agreement, dated as of March 26, 2024, and (b) “January 2024 Warrants” means certain common stock purchase warrants, dated January 23, 2024, as amended by a certain warrant amendment agreement, dated as of March 26, 2024.

With respect to the holders of February 2024 Warrants who did not execute the Warrant Amendment Agreement (as defined below), the exercise price of such warrants may be adjusted upon the occurrence of our next reverse stock split. If the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the reverse stock split is less than the exercise price of such warrants then in effect, then such exercise price will be reduced to the lowest daily volume weighted average price during such ten-day period and the number of shares of Common Stock issuable upon exercise of such warrants will be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date. The holders of February 2024 Warrants who executed the Warrant Amendment Agreement do not have this right, effective following April 19, 2024 as a result of our April 12, 2024 reverse stock split.

The exercise price of the March 2024 Warrants may be adjusted, if at all, on April 19, 2024. If the lowest daily volume weighted average price during the period commencing five (5) consecutive trading days immediately preceding and the five consecutive trading days immediately following April 12, 2024, the effective date of our most recent reverse stock split, is less than the exercise price of such warrants then in effect, then such exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of shares of Common Stock issuable upon exercise will be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date. The exercise price reduction pursuant to this provision may only occur once.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Reverse Stock Split will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Reverse Stock Split, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “WISA,” subject to our ability to continue to comply with Nasdaq rules, although our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. The Certificate of Incorporation presently authorizes 300,000,000 shares of Common Stock and 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. The Reverse Stock Split would not change the number of authorized shares of Common Stock or the par value per share of the Common Stock, although the Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional shares as a result of the Reverse Stock Split. Instead, in the event that a holder of pre-Reverse Stock Split shares of Common Stock would have been entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split, the Company will issue an additional share in lieu thereof to such holder.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Stock are urged to consult their tax advisors regarding the U.S. tax consequences of the Reverse Stock Split.

The Company intends for the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, the Company has not sought and will not seek any ruling from the IRS regarding any matters relating to the transaction, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described herein.

Provided that the Reverse Stock Split qualifies as a “reorganization,” and except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split. The aggregate adjusted basis of the post-Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

•	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

•	If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote Required and Recommendation of Board

Under Delaware law, this Proposal No. 1 requires the affirmative vote of a majority of votes cast at the Special Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 1.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

THE BYLAWS AMENDMENT PROPOSAL

(Proposal No. 2)

Introduction

We are seeking stockholder approval of a proposal to approve an amendment to the Certificate of Incorporation to permit the Board to amend the Bylaws without stockholder approval, as described below (the “Proposed Bylaw Amendment”). After careful consideration, our Board has unanimously determined that it would be advisable and in the best interests of the Company and our stockholders and recommend to the stockholders to approve this Proposal No. 2.

Current Bylaw Amendment Requirement

Article IX of the Bylaws provides that the Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon our directors. Article IX further provides that the fact that such power has been so conferred upon our directors shall not divest our stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Reasons for Proposed Bylaw Amendment

We believe that almost all publicly traded corporations incorporated in Delaware grant the right to amend bylaws to directors. Our Board believes that having such authority to amend the Bylaws without stockholder approval provides it with important flexibility to make amendments to the Bylaws that the Board believes is in the best interests of the Company and its stockholders.

In addition, in making its recommendation to approve the Proposed Bylaw Amendment, the Board also considered the following:

•	Requiring stockholder approval of all amendments to the Bylaws would impose an unnecessary administrative burden, expense and delay on the Company by requiring all amendments to wait until an annual meeting of the stockholders or the convening of a special meeting. As a result, important or necessary amendments to the Bylaws may not be able to be made within the timeframe to serve the best interests of the Company and its stockholders.

•	In considering and implementing amendments to the Bylaws, our strong and independent Board must act in a manner consistent with its fiduciary duties owed to the Company and its stockholders.

•	Our stockholders will still have the unfettered ability to amend our Bylaws if the Proposed Bylaw Amendment is approved.

Description of the Proposed Bylaw Amendment

The Board has adopted and declared advisable, and recommends that the stockholders adopt, the Proposed Bylaw Amendment. If the Proposed Bylaw Amendment is adopted, the Bylaws may be amended by either the Board or the stockholders.

The Proposed Bylaw Amendment is set forth in Appendix B. The description of the Proposed Bylaw Amendment in this Proxy Statement is qualified in its entirety by reference thereto.

If the Proposed Bylaw Amendment is approved by the stockholders at the Special Meeting, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we plan to do promptly after the Special Meeting.

Following stockholder approval of this Proposal No. 2, the Board unanimously intends to amend the first sentence of Section 2.6 of the Bylaws to read in its entirety as follows:

“The holders of shares of stock having one-third of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.”

Currently, the presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting of stockholders is necessary to establish a quorum for the transaction of business, pursuant to the first sentence of Section 2.6 of our current Bylaws. Because we have a large number of shares of Common Stock widely distributed among a large number of small stockholders at the moment, recently, we have experienced extreme difficulties reaching a quorum for our stockholder meetings, which has been postponed a number of times due to failure to meet a quorum. The proposed amendment to the Bylaws would allow the Company to address the changes of stockholder base of the Company or otherwise to react timely under the circumstances in order to amend the quorum requirement. The proposed amendment to the Bylaws does not allow a decrease of the quorum requirement below the minimum quorum requirement permitted by applicable law or Nasdaq rules.

If our stockholders do not adopt the Proposed Bylaw Amendment, the Bylaws may only be amended by the stockholders and not by the Board.

Vote Required and Recommendation of Board

Delaware law provides that the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter is required to give effect to the amendment to the Certificate of Incorporation permitting the Board to amend our Bylaws. Abstentions from voting on this Proposal No. 2 will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE BYLAWS
AMENDMENT PROPOSAL.

THE FIRST NASDAQ PROPOSAL

(Proposal No. 3)

Summary

The purpose of this Proposal No. 3 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon exercise of the February 2024 Warrants.

Background

On February 13, 2024, the Company consummated a public offering (the “February 2024 Offering”) of an aggregate of 158,227 units and 867,373 pre-funded units for a purchase price of $9.75 per unit and $9.735 per pre-funded unit. Each unit consists of (i) one share of Common Stock, and (ii) one warrant (the “February 2024 Warrants”) to purchase one share of Common Stock (the “February 2024 Warrant Shares”) at an exercise price of $9.75 per share. Each pre-funded unit consists of (i) one pre-funded warrant to purchase one share of Common Stock, and (ii) one February 2024 Warrant.

The February 2024 Warrants are not exercisable until after the date that stockholder approval is obtained to approve each of (i) the issuance of the February 2024 Warrant Shares as required by the applicable rules and regulations of Nasdaq and (ii) if necessary, a proposal to amend the Certificate of Incorporation to increase the authorized share capital of the Company to an amount sufficient to cover the February 2024 Warrant Shares or to effectuate a reverse stock split whereby the authorized share capital is not split and is sufficient to cover the February 2024 Warrant Shares (and such reverse split is effectuated), and will expire on the fifth (5th) anniversary of the date on which such stockholder approval is received and deemed effective under Delaware law. Without giving effect to the exercise price downward adjustment, if any, to occur on April 19, 2024 as a result of our April 12, 2024 reverse stock split pursuant to the terms of the February 2024 Warrant, up to 1,025,600 shares of Common Stock are issuable upon exercise of such warrants. This Propoal No. 3, if approved, will allow us to issue additional shares in the event that the exercise price is adjusted downwards on April 19, 2024 pursuant to the terms of such warrants.

The initial exercise price of the February 2024 Warrants is $9.75 per share of Common Stock, which is subject to downward adjustment upon any Dilutive Issuance (defined in such warrants) at a price lower than the initial exercise price, subject to a floor price equal to $6.015. The offerings made pursuant to the March 2023 Purchase Agreement (as defined below) were a Dilutive Issuance at a price below the floor price, and as a result, the exercise price of the February 2024 Warrants was downward adjusted to equal to the floor price. Such exercise price is further subject to standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

With respect to the holders of February 2024 Warrants who did not execute the Warrant Amendment Agreement, if at any time on or after the date of issuance there occurs any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving our Common Stock, the lowest daily volume weighted average price during the period commencing five (5) consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the February 2024 Warrants then in effect, then such exercise price shall be reduced to the lowest daily volume weighted average price during such ten (10)-day period and the number of shares of Common Stock issuable upon exercise will be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date. The holders of February 2024 Warrants who executed the Warrant Amendment Agreement do not have this right, effective following April 19, 2024 as a result of our April 12, 2024 reverse stock split.

The February 2024 Warrants may be exercised, in certain circumstances, on a cashless basis. A holder of such warrants may also effect an “alternative cashless exercise” on or after the initial exercise date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the warrant in accordance with the terms of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

The exercise of the February 2024 Warrants is subject to beneficial ownership limitations such that each holder of such warrants may not exercise such warrants to the extent that such exercise would result in the holder being the beneficial owner in excess of 4.99% (or, upon election of the holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

Certain purchasers who purchased securities in the February 2024 Offering and the Company executed a securities purchase agreement, dated February 12, 2024 (the “February 2024 Purchase Agreement”), which contains certain representations and warranties, covenants and indemnities customary for similar transactions. Pursuant to the February 2024 Purchase Agreement, the Company agreed, among other things, (a) to hold a meeting of stockholders on or prior to May 13, 2024 for the purpose of obtaining stockholder approval for the issuance of the February 2024 Warrant Shares, and (b) subject to certain exceptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until stockholder approval is obtained, unless the Company is required to complete a financing prior to the date of stockholder approval, in order to satisfy Nasdaq’s continued listing requirements.

On March 26, 2024, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with certain holders of warrants to purchase shares of Common Stock, including certain holders of the February 2024 Warrants, whereby, among other things, such holders of the February 2024 Warrants agreed to remove certain exercise right to reprice and share adjustment provisions in their February 2024 Warrants, to be effective following the first adjustments following the Company’s next reverse stock split of its shares of Common Stock following the date of execution of the Warrant Amendment Agreement for purposes of compliance with Nasdaq. As a result of our April 12, 2024 reverse stock split, such removal will become effective April 19, 2024.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 3 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the holders of the February 2024 Warrants beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the holders fully exercise the February 2024 Warrants. Further, because of the possibility that the exercise price of the February 2024 Warrants may be further adjusted to a lower amount for holders of such warrants who did not execute the Warrant Amendment Agreement, pursuant to Section 3(f) of their February 2024 Warrants, stockholders may experience an even greater dilutive effect. Stockholder approval of this Proposal No. 3 will apply to all issuances of shares of Common Stock pursuant to the February 2024 Warrants, including such potential issuance of additional shares.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon exercise of the February 2024 Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 3, the February 2024 Warrants will not be exercisable in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the February 2024 Purchase Agreement and the February 2024 Warrants. The full text of each of the form of the February 2024 Purchase Agreement and the form of the February 2024 Warrants were filed as exhibits to our Current Report on Form 8-K filed with the SEC on February 16, 2024 and the full text of the form of the Warrant Amendment Agreement was filed as an exhibit to our Current Report on form 8-K filed with the SEC on March 26, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of the February 2024 Warrant Shares upon exercise of the February 2024 Warrants as set forth above in accordance with Nasdaq Rule 5635(d). Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 3.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE FEBRUARY 2024 WARRANTS.

THE SECOND NASDAQ PROPOSAL

(Proposal No. 4)

Summary

The purpose of this Proposal No. 4 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon exercise of the March 2024 Warrants issued to the holders thereof pursuant to the March 2024 Purchase Agreement (as defined below).

Background

On March 26, 2024, the Company entered into a securities purchase agreement (the “March 2024 Purchase Agreement”) with certain purchasers, pursuant to which, on March 27, 2024, the Company issued and sold to such purchasers (a) in a registered direct offering, (i) 417,833 shares of Common Stock at $4.50 per share and (ii) pre-funded warrants to purchase up to 93,343 shares of Common Stock at $4.485 per pre-funded warrant and (b) in a concurrent private placement, common stock purchase warrants (the “March 2024 Warrants”) exercisable for up to 511,177 shares of Common Stock, at an intial exercise price of $6.00 per share (the “March 2024 Warrant Shares”), for an aggregate purchase price of approximately $2.3 million. This Propoal No. 4, if approved, will allow us to issue additional shares in the event that the exercise price of the March 2024 Warrants is adjusted downwards on April 19, 2024 pursuant to the terms of such warrants, as described below.

If the lowest daily volume weighted average price during the period commencing five (5) consecutive trading days immediately preceding and the five consecutive trading days immediately following April 12, 2024, the effective date of our most recent reverse stock split, is less than the exercise price of the March 2024 Warrants then in effect, then such exercise price shall be reduced, effective April 19, 2024, to the lowest daily volume weighted average price during such ten (10)-day period and the number of shares of Common Stock issuable upon exercise will be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date. The exercise price reduction pursuant to this provision may only occur once.

The March 2024 Warrants are not exercisable until the date the Company receives the approval required by the applicable rules and regulations of Nasdaq from stockholders with respect to the issuance of the March 2024 Warrant Shares and will expire on the fifth anniversary of such approval.

The March 2024 Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the warrants. Holders of March 2024 Warrants may also effect an “alternative cashless exercise” on or after the initial exercise date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the warrant in accordance with the terms of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.80.

The exercise of the March 2024 Warrants is subject to beneficial ownership limitations such that each holder of such warrants may not exercise such warrants to the extent that such exercise would result in the holder being the beneficial owner in excess of 4.99% (or, upon election of the holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

The March 2024 Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Pursuant to the March 2024 Purchase Agreement, the Company agreed to, among other things, (a) to hold a meeting of stockholders on or prior to May 16, 2024 for the purpose of obtaining stockholder approval of the issuance of the March 2024 Warrant Shares; (b) subject to certain exceptions, not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the date of stockholder approval, unless the Company is required to complete a financing prior to such date in order to satisfy Nasdaq’s continued listing requirements; and (c) within 45 days of the date of the March 2024 Purchase Agreement, file a registration statement on Form S-1 or another appropriate form providing for the resale of the March 2024 Warrant Shares. The Company is required to use commercially reasonable efforts to cause such registration to become effective by June 25, 2024, and to keep such registration statement effective at all times until no purchaser owns any March 2024 Warrants or March 2024 Warrant Shares issuable upon exercise thereof.

The purchasers of the securities sold pursuant to the March 2024 Purchase Agreement were entitled to a right of participation in offerings of the Company for the period from September 1, 2023 to September 1, 2024 pursuant to a waiver agreement, dated September 1, 2023 (the “Waiver Agreement”). Pursuant to the March 2024 Purchase Agreement, the purchasers agreed to terminate such right in exchange for a new form of participation right whereby for the period from March 27, 2024 to the 24-month anniversary thereof, the purchasers may participate in (a) any financing offered by the Company that occurs on or before September 1, 2024, that is not intended to be marketed as a “public offering” under the rules of Nasdaq up to an amount equal to 90% of such financing, and (b) any other financing offered by the Company up to an amount equal to 40% of such financing, in each case on the same terms, conditions and price provided to other purchasers in the applicable financing.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 4 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the holders of the March 2024 Warrants beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the holders fully exercise the March 2024 Warrants. Stockholder approval of this Proposal No. 4 will apply to all issuances of shares of Common Stock pursuant to the March 2024 Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon exercise of the March 2024 Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 4, the March 2024 Warrants will not be exercisable in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the March 2024 Purchase Agreement and the March 2024 Warrants. The full text of each of the form of the March 2024 Purchase Agreement and the form of the March 2024 Warrants were filed as exhibits to our Current Report on Form 8-K filed with the SEC on March 27, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of the March 2024 Warrant Shares upon exercise of the March 2024 Warrants as set forth above in accordance with Nasdaq Rule 5635(d). Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 4.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE MARCH 2024 WARRANTS.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company anticipates that it will engage a firm to assist with the solicitation of proxies for a project management fee of $8,500, plus reimbursement for out-of-pocket expenses, but has not identified such firm. All solicitation costs will be borne by the Company.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Special Meeting except those that are set forth in the foregoing Notice of Special Meeting. If any other matters properly come before the Special Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

It is important that the proxies be returned promptly and that your shares of Common Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card or vote via Internet or by telephone using the instructions provided in the enclosed proxy card.

April 17, 2024	By Order of the Board of Directors,

/s/ Brett Moyer
Brett Moyer
Chairman, President and Chief Executive Officer

APPENDIX A

Proposed Amendment to the Certificate of Incorporation on Reverse Stock Split

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

WISA TECHNOLOGIES, INC.

WiSA Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is WiSA Technologies, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on              , 2024.

THIRD: Article Fourth of the Certificate of Incorporation is hereby amended by inserting the following provisions below the last sentence in Article Fourth of the Certificate of Incorporation:

“Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “New 2024 Effective Time”), each ________ outstanding shares of Common Stock outstanding immediately prior to the New 2024 Effective Time (the “2024 Original Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “2024 Converted Common Stock”) based on a ratio of one share of 2024 Converted Common Stock for each _____ shares of 2024 Original Common Stock (the “2024 Reverse Split Ratio”). This reverse stock split (the “New 2024 Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article Fourth.

The New 2024 Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of 2024 Converted Common Stock and whether or not certificates representing such holders’ shares prior to the New 2024 Reverse Split are surrendered for cancellation. No fractional interest in a share of 2024 Converted Common Stock shall be deliverable upon the New 2024 Reverse Split, all of which shares of 2024 Converted Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the 2024 Converted Common Stock.

The New 2024 Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the New 2024 Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the New 2024 Effective Time representing outstanding shares of 2024 Original Common Stock shall, after the New 2024 Effective Time, represent a number of shares of 2024 Converted Common Stock as is reflected on the face of such certificates for the 2024 Original Common Stock, divided by the New 2024 Reverse Split Ratio and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of 2024 Converted Common Stock outstanding as a result of the New 2024 Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the New 2024 Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of 5:00 p.m., New York Time on the date written below.

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of , 2024.

WISA TECHNOLOGIES, INC.

By:
Brett Moyer, Chairman,
President and Chief Executive
Officer

A-2

APPENDIX B

Proposed Amendment to the Certificate Of Incorporation to Permit the Board to Amend the Bylaws

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

WISA TECHNOLOGIES, INC.

WiSA Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is WiSA Technologies, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on April 12, 2024.

THIRD: The below provision is hereby inserted into the Certificate of Incorporation as Article Seventh of the Certificate of Incorporation to read in its entirety as set forth below:

“Seventh: In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is expressly authorized and empowered to adopt, amend, alter, or repeal the bylaws without any action on the part of the stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the bylaws.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of , 2024.

WISA TECHNOLOGIES, INC.

By:
Brett Moyer, Chairman,
President and Chief Executive
Officer

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Scan QR for digital voting Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved styleIPC The undersigned hereby appoints Brett Moyer (the "Named Proxy"), as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of WiSA Technologies, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney-in-fact to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE WiSA Technologies, Inc. Special Meeting of Stockholders For Stockholders of record as of March 27, 2024 Monday, May 13, 2024 1:00 PM, Pacific Time 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/Wisa • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-509-1052 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 1:00 PM, Pacific Time, May 13, 2024. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Your control number

WiSA Technologies, Inc. Special Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN 1. To authorize the Company's board of directors (the "Board") to amend the Company's certificate of incorporation, as amended (the "Certificate of Incorporation") to effect a reverse stock split (the "Reverse Stock Split") of all outstanding shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), by a ratio in the range of one-for-five to one-for-one hundred and fifty, to be determined in the Board's sole discretion, at any time after approval of such amendment and no later than the one year anniversary of such approval (the "Reverse Stock Split Proposal"); #P1# #P1# #P1# FOR 2. To approve an amendment to the Certificate of Incorporation to permit the Board to amend the Company's bylaws (the "Bylaws Amendment Proposal"); #P2# #P2# #P2# FOR 3. To approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC ("Nasdaq"), the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the common stock purchase warrants, dated February 13, 2024 (as amended, the "February 2024 Warrants") issued to the holders of such warrants (the "First Nasdaq Proposal"); #P3# #P3# #P3# FOR 4. To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of the common stock purchase warrants, dated March 27, 2024 (the "March 2024 Warrants"), issued to the holders of such warrants (the "Second Nasdaq Proposal"); and #P4# #P4# #P4# FOR 5. To consider and act upon such other business as may properly come before the Special Meeting or any adjournment thereof. Proposal_Page - VIFL Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4